Exhibit 32
CERTIFICATION OF CEO AND CFO
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of AMERIGROUP Corporation (the “Company”) on Form 10-Q for the three and six month periods ended June 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), James G. Carlson, as Chief Executive Officer of the Company, hereby certifies to the best of his knowledge, and James W. Truess, as Chief Financial Officer (principal financial officer) of the Company, hereby certifies to the best of his knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
     (1) The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and
     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
/s/ JAMES G. CARLSON
James G. Carlson
Chairman, President and Chief Executive Officer
Date: August 5, 2009
/s/ JAMES W. TRUESS
James W. Truess
Executive Vice President and Chief
     Financial Officer
Date: August 5, 2009
This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed “filed” by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.